UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2007

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)
0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer  Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)
07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 8.01   Other Events.

(d) As of January 31, 2007, the current research and development contract between The Dewey Electronics Corporation (the "Company") and the U.S. Army will expire. As disclosed in the Company's Form 10Q-SB filed with the Securities and Exchange Commission on November 13, 2006, work on this contract (for the research and development of improvements to the Company's current 2kW diesel operated generator performed specifically at the request of the U.S. Army) continued into September 2006 when funding was substantially exhausted. An initial extension of the contract was granted by the U.S. Army and the Company worked toward a modification incorporating additional funding. The Company's efforts toward a modification incorporating additional funding continued following a second extension by the U.S. Army in December 2006. However, the U.S. Army in late January informed the Company that it will not be providing further funding under the contract. As a result of this development, the Company expects to write-off to operating expense an impairment of all of its capitalized development costs. As of June 30, 2006 and September 30, 2006, the aggregate value of these costs was $703,799. The Company expects this impairment charge to be reflected in the Company's financial statements for the fiscal quarter ending March 31, 2007.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: January 31, 2007          /s/ John H. D. Dewey
                                John H. D. Dewey
                                President and Chief Executive Officer